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                                                                   EXHIBIT 23.1

                               HEATHER C. HARKER
                         1300 I STREET, N.W. SUITE 300
                             WASHINGTON, DC 20005
                           DIRECT LINE: 202.906.8649


                                April 13, 2010

Board of Directors
Genworth Life and Annuity Insurance Company
6610 West Broad Street
Richmond, Virginia 23230

Ladies and Gentlemen:

   I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to the Registration Statement for Genworth Life and Annuity Insurance Company (File No. 333-143494). In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very truly yours,


                                              /s/  Heather C. Harker
                                              ----------------------------------
                                                   Heather C. Harker